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                                                                     EXHIBIT 5.1

                 [Gray Cary Ware & Freidenrich LLP LETTERHEAD]



May 1, 1998



Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C.  20549

RE:     GENERAL MAGIC, INC.
        REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

As legal counsel for General Magic, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 18,001,925 shares of Common Stock, par value $0.001 per share
(the "Common Stock"), (i) to be issued by the Company upon conversion of shares of the Company's 5 1/2% Cumulative Convertible Series B Preferred Stock and upon exercise of certain warrants and (ii) issued by the Company in connection with the acquisition of a privately-held company.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 18,001,925 shares of Common Stock of the Company being registered pursuant to the Registration Statement and (i) to be issued to the purchasers will be, upon issuance in accordance with the terms of the Company's Certificate of Designation of the 5 1/2% Cumulative Convertible Series B Preferred Stock or the terms of the warrants, as applicable, and (ii) issued to certain persons in connection with the acquisition of a privately-held company are, duly authorized shares, validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

Respectfully submitted,



GRAY CARY WARE & FREIDENRICH LLP